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                                                        EXHIBIT 10.86




                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

                 This First Amendment to Loan and Security Agreement ("Amendment") is made and entered into this 23 day of December, 1993, by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill") and PATTEN CORPORATION, a Massachusetts corporation ("Borrower") with reference to the following facts:

                                  WITNESSETH:
                 WHEREAS, on or about October 29, 1993, Foothill and Borrower entered into that certain Loan and Security Agreement ("Loan Agreement") whereby Foothill agreed to extend certain financial accommodations to Borrower, and, upon the satisfactory condition precedent of additional provisions, extend further accommodations from time to time; and

                 WHEREAS, Borrower desires to obtain Land Inventory Advances as set forth in Section 2.2, notwithstanding that all of the conditions precedent to further borrowing have not yet been satisfied; and

                 WHEREAS, Foothill has agreed to provide further advances, on the terms and conditions set forth herein.

                 NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the parties agree as follows:

                 1. The definition of "Real Property" appearing on page 9 shall be amended to provide that lots 90, 91, and 92 of



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         Borrower's real property located at Bradford Park shall be excluded from the definition of Real Property.

                 2. Notwithstanding the provisions of Section 3.2(g) and 3.2(h), Foothill shall continue to make advances pursuant to Section 2.1 of the Loan Agreement, provided all the other terms and provisions of the Loan Agreement are satisfied.

                 3. Notwithstanding the provisions of Section 3.2(g) and 3.2(h), Foothill will make one advance pursuant to Section 2.2 concurrently herewith, in the amount of Nine Hundred Ninety Nine Thousand Nine Hundred Dollars ($999,900).

                 4. Section 4.7 of the Loan Agreement shall be amended by adding a second new paragraph as follows:

                          "Notwithstanding any of the foregoing, provided
there shall not have occurred an Event of Default, Foothill shall release lots 36, 57, and 93 at the Lake Sinclair Property upon payment in full in the sum of Fourteen Thousand Dollars per lot."

                 5        Except as otherwise expressly modified herein, the
Loan Agreement, and all other Loan Documents (as defined





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in the Loan Agreement) are unmodified, in full force and effect and reaffirmed by the parties hereto.


                                 "Foothill"

                                 FOOTHILL CAPITAL CORPORATION,
                                 a California corporation


                                 By /s/ Scott Diehl
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                                 "Borrower"

                                 PATTEN CORPORATION,
                                 a Massachusetts corporation


                                 By /s/ Alan L. Murray
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